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                                                                    Exhibit 10.5

                           EMPLOYEE MATTERS AGREEMENT

                  This EMPLOYEE MATTERS AGREEMENT (the "Agreement") is made and
entered as of            , 2004 by and between Fidelity National Financial,
Inc., a Delaware corporation ("FNF"), and Fidelity National Information Services, Inc., a Delaware corporation ("FIS" and together with FNF, the "Parties" and individually, a "Party").

                                    RECITALS:

                  WHEREAS, the Board of Directors of FNF has determined that separation from FNF of its Transferred Business and public ownership of such Transferred Business is in the best interests of FNF and its stockholders;

                  WHEREAS, FNF is consolidating substantially all of the assets and operations of the Transferred Business into FIS;

                  WHEREAS, FNF intends to accomplish the separation of FIS and the Transferred Business through an initial public offering of the common stock of FIS and a subsequent distribution of such common stock to the holders of the outstanding common stock of FNF (the "Distribution");

                  WHEREAS, the Parties have entered into a Master Agreement
dated             , 2004 (the "Master Agreement") providing for, among other things, the transfer of the Transferred Business from FNF to FIS;

                  WHEREAS, certain individuals who work in or are assigned to the Transferred Business and are directly employed by the FNF Group shall receive offers of employment from, or shall otherwise become employees of, the FIS Group pursuant to this Agreement or by operation of applicable local laws; and

                  WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, those former employees of the FNF Group who become employees of the FIS Group as described above, pursuant to the terms of this Agreement or by operation of applicable local laws.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below and in the Master Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree with legal and binding effect as follows:

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                                   ARTICLE I.

                                  DEFINITIONS

                  Except as otherwise expressly provided herein, all capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Master Agreement. In addition, the following terms, as used herein, shall have the following meanings:

                  1.1. "Affiliate" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

                  1.2. "Agreement" has the meaning set forth in the preamble.

                  1.3. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  1.4. "Distribution" has the meaning set forth in the recitals.

                  1.5. "Distribution Date" shall mean the date as of which the Distribution shall be effected, to be determined by, or under the authority of, the Board of Directors of FNF consistent with the Master Agreement.

                  1.6. "Employee Benefit Plan" shall mean:

                  (a) any plan, fund, or program that provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services,

                  (b) any plan, fund, or program that provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond,

                  (c) any plan, fund or program that provides severance, unemployment, vacation or fringe benefits (including dependent and health care accounts),

                  (d) any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan, or

                  (e) any other "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing,


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         deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  1.7. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  1.8. "FIS" has the meaning set forth in the preamble.

                  1.9. "FIS 401(k) Plan" is defined in Section 2.3(a) herein.

                  1.10. "FIS Employee" shall mean any FIS U.S. Employee and any non-U.S. employee of the FIS Group who is on the non-U.S. payroll of an FIS Group Member on the Distribution Date.

                  1.11. "FIS ESPP" is defined in Section 4.3 herein.

                  1.12. "FIS Flex Plans" is defined in Section 2.7(b) herein.

                  1.13. "FIS Group" shall mean FIS, the FIS Subsidiaries and each Person that FIS controls, directly or indirectly, immediately after the IPO Date.

                  1.14. "FIS Group Member" shall mean a member of the FIS Group.

                  1.15. "FIS Health Plans" is defined in Section 2.5(a) herein.

                  1.16. "FIS Non-U.S. Plans" shall mean the Employee Benefit Plans sponsored or maintained by the FIS Group under which some or all of the non-U.S. employees of the FIS Group will become eligible to participate as provided in Article III herein.

                  1.17. "FIS Options" is defined in Section 4.1(b) herein.

                  1.18. "FIS Retiree Plan" is defined in Section 2.6(a) herein.

                  1.19. "FIS U.S. Employee" shall mean a U.S. employee of the FIS Group who is on the U.S. payroll of an FIS Group Member on the Distribution Date.

                  1.20. "FNF" has the meaning set forth in the preamble.

                  1.21. "FNF 401(k) Plan" is defined in Section 2.3(a) herein.

                  1.22. "FNF ESPP" is defined in Section 4.3 herein.

                  1.23. "FNF Flex Plans" is defined in Section 2.7(a) herein.

                  1.24. "FNF Group" shall mean FNF, the FNF Subsidiaries and each Person that is an Affiliate of FNF (other than any FIS Group Member) immediately after the IPO Date.

                  1.25. "FNF Group Member" shall mean a member of the FNF Group.


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                  1.26. "FNF Health Plans" is defined in Section 2.5(a) herein.

                  1.27. "FNF Non-U.S. Plans" shall mean the Employee Benefit Plans sponsored or maintained by the FNF Group (i) in which some or all of the non-U.S. employees of the FIS Group have been eligible to participate immediately prior to their Reemployment Date or (ii) with respect to which some or all of the non-U.S. employees of the FIS Group constituted an employee group covered thereunder immediately prior to their Reemployment Date even if not yet participating thereunder until completion of all applicable eligibility requirements.

                  1.28. "FNF Options" is defined in Section 4.1(a) herein.

                  1.29. "FNF Retiree Plan" is defined in Section 2.6(a) herein.

                  1.30. "Group" shall mean either the FNF Group or the FIS Group, as the context requires.

                  1.31. "Group Member" shall mean either a member of the FIS Group or a member of the FNF Group, as the context requires.

                  1.32. "IPO" shall mean the initial public offering by FNF of the common stock of FIS pursuant to a registration statement (other than a registration statement on Form S-4 or Form S-8, or any other similar or successor form) filed under the Securities Act of 1933, as amended, and any successor thereto and declared effective by the Securities and Exchange Commission.

                  1.33. "IPO Date" shall mean the effective date of the IPO.

                  1.34. "IPO Registration Statement" shall mean the registration statement on Form S-1 (SEC File Number 333-115870) as filed by FIS with the Securities and Exchange Commission in connection with the IPO, together with all amendments and supplements thereto.

                  1.35. "Master Agreement" has the meaning set forth in the recitals.

                  1.36. "Non-U.S. Employee" shall mean each employee of FNF or any FNF Affiliate (including, for purposes of this definition, any FIS Group Member) on a non-U.S. payroll immediately prior to the IPO Date who works in or is assigned to the Transferred Business and is listed on Schedule 1.37.

                  1.37. "Non-U.S. Transferred Employee" shall mean each Non-U.S. Employee who accepts an offer of employment from, or otherwise by the operation of applicable local law becomes an employee of, the FIS Group, as provided in
Section 3.1. Each such individual shall be separately identified as such on
Schedule 1.37.

                  1.38. "Party" and "Parties" have the meanings set forth in the preamble.

                  1.39. "Pension Plan" is defined in Section 2.4 herein.


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                  1.40. "Person" shall mean an individual, a partnership, a
corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

                  1.41. "Reemployment Date" shall mean, with respect to any country (including the United States) in which a U.S. Employee or Non-U.S. Employee is employed, the date as of which that employee becomes an employee of the FIS Group in accordance with Section 2.1 or 3.1 herein, as applicable.

                  1.42. "Subsidiary" or "Subsidiaries" shall mean with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body; provided, however, that unless the context otherwise requires, references to FNF Subsidiaries will not include the entities that will be transferred to FIS pursuant to this Agreement, including, without limitation, the entities listed on Exhibit 21 to the IPO Registration Statement, whether the transfer of such entities occurs prior to or after the IPO Date.

                  1.43. "Transferred Business" shall mean (i) the information services business and operations conducted by FNF and its Affiliates (including, for purposes of this definition, any FIS Group Member) prior to the IPO Date, including as described in the IPO Registration Statement, and (ii) except as otherwise expressly provided in the Master Agreement, any terminated, divested or discontinued businesses or operations that at the time of such termination, divestiture or discontinuation related to the Transferred Business (as described in the foregoing clause (i)) as then conducted.

                  1.44. "Transferred Employee" shall mean any U.S. Transferred Employee and any Non-U.S. Transferred Employee.

                  1.45. "Transition Date" is defined in Section 2.5(a) herein.

                  1.46. "U.S. Employee" shall mean each employee of FNF or any FNF Affiliate (including, for purposes of this definition, any FIS Group Member) on a U.S. payroll immediately prior to the IPO Date who works in or is assigned to the Transferred Business and is listed on Schedule 1.46.

                  1.47. "U.S. Transferred Employee" shall mean each U.S. Employee who accepts a transfer of employment to the FIS Group, as provided in
Section 2.1. Each such individual shall be separately identified as such on
Schedule 1.46.


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                                  ARTICLE II.

                              U.S. EMPLOYEE MATTERS

                  2.1. U.S. Transferred Employees.

                  (a) FIS and FNF will provide advance notice of employment transfer to each U.S. Employee who is not already employed by the FIS Group. Such notice shall specify the date of employment transfer and job position.

                  (b) Notwithstanding the foregoing, and except as may be otherwise provided in the Master Agreement or agreed in writing between the Parties or prohibited by applicable law, neither Group will employ (or engage as an independent contractor or consultant) any U.S. Employee who refuses the transfer of employment to the FIS Group pursuant to this Section 2.1.

                  (c) If any FIS Group Member other than FIS hires any U.S. Transferred Employee, then FIS shall cause that Group Member to honor all of the provisions of this Agreement that would have applied to FIS with respect to that U.S. Transferred Employee.

                  2.2. Service Credit. For purposes of FIS' Employee Benefit Plans, employment with the FNF Group prior to the Distribution Date shall be considered employment with the FIS Group for each employee of the FIS Group.

                  2.3. 401(k) Plans.

                  (a) On or prior to the IPO Date and continuing until the Distribution Date (or such earlier date as agreed to by the Parties), FIS shall participate in the Fidelity National Financial, Inc. 401(k) and Profit Sharing Plan (the "FNF 401(k) Plan") for the benefit of the eligible employees of the FIS Group, and FNF shall consent to such participation, in accordance with the terms of the FNF 401(k) Plan. No later than the Distribution Date, FIS shall adopt a 401(k) and Profit Sharing Plan (the "FIS 401(k) Plan") for the benefit of the U.S. employees of the FIS Group, who shall be eligible to commence participation in FIS 401(k) Plan no later than the Distribution Date. All U.S. employees of the FIS Group shall cease to participate in the FNF 401(k) Plan when the FIS 401(k) Plan becomes effective.

                  (b) As soon as practicable after the date such U.S. employees of the FIS Group become eligible to participate in the FIS 401(k) Plan, FNF shall cause the accounts (if any) of the such employees, their beneficiaries and their respective alternate payees, if any, under the FNF 401(k) Plan to be transferred to the FIS 401(k) Plan, and FIS shall cause such transferred accounts to be accepted by the FIS 401(k) Plan, in accordance with Section 414(l) of the Code to the extent applicable. The transfer of such accounts shall be made in cash, interests in mutual funds, securities or other property or in a combination thereof, as the Parties may agree; provided that, to the extent practicable, the transferred accounts shall be reinvested initially in comparable investment options in the FIS 401(k) Plan as such accounts were invested immediately


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         before the date of transfer, except with respect to portions of the transferred accounts invested in FNF common stock. Any outstanding loan balances under the FNF 401(k) Plan to U.S. employees of the FIS Group shall also be transferred with the underlying accounts.

                  2.4. Pension Plan. The Chicago Title and Trust Company Pension Plan (the "Pension Plan") shall continue to be maintained by the FNF Group following the IPO Date. The accrued benefits of U.S. employees of the FIS Group will be retained in the Pension Plan on and after the Distribution Date, subject to the Pension Plan's distribution provisions. As soon as practicable after the Distribution Date, FNF shall cause the Pension Plan to (i) inform all participants who are U.S. employees of the FIS Group of their rights thereunder; and (ii) permit the lump sum distribution of benefits to the extent permitted under the Pension Plan's distribution provisions to such participants. FIS shall cause the plan administrator of the FIS 401(k) Plan to take any and all necessary action to permit the participants described in clause (ii) above, if requested by them, to roll over directly their lump sum distributions from the Pension Plan to the FIS 401(k) Plan, subject to such reasonable conditions as the plan administrator shall impose on such transfers.

                  2.5. Health and Dental Plans; Disability Plans.

                  (a) On or prior to the IPO Date and continuing until the Distribution Date (or such earlier date agreed to by the Parties) (the "Transition Date"), FIS shall participate in the FNF medical and dental benefit plans (collectively, the "FNF Health Plans") for the benefit of the eligible employees of the FIS Group, and FNF shall consent thereto, all in accordance with the terms of those plans. FIS (or the applicable FIS Group Member) shall pay to the FNF Group its portion of employer expenses the FNF Health Plans in accordance with the applicable cost allocation method in effect immediately prior to the IPO Date. No later than the Transition Date, FIS shall adopt medical and dental plans for the benefit of the FIS Group's U.S. employees (collectively, the "FIS Health Plans"), which plans will provide to such employees (subject to any applicable COBRA elections) medical and dental coverage substantially identical to the coverage that had been provided to such employees under the FNF Health Plans immediately before the Transition Date. FIS shall credit U.S. employees of the FIS Group who were enrolled in the FNF Health Plans immediately prior to the Transition Date with the deductibles and out-of-pocket expenses with which those employees had been credited thereunder for the current plan year that includes the Transition Date. FIS will apply prior period(s) of health insurance coverage toward satisfaction of FIS pre-existing condition limitations upon submission of Certificate(s) of Creditable Coverage, as permitted under the Health Insurance Portability and Accountability Act (HIPAA).

                  (b) Immediate prior coverage under FNF's long-term or short-term disability plan will be used to establish the coverage date for FIS' long-term or short-term disability plans for purposes of satisfying any waiting periods.


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

                  2.6. Retiree Medical and Life Insurance Coverage.

                  (a) Effective as of the Distribution Date, FIS shall establish or shall cause to be established a plan that provides medical and life insurance benefits to retirees (the "FIS Retiree Plan"). The retiree medical and life insurance benefits under the FIS Retiree Plan shall be substantially identical to the retiree medical and life insurance benefits that would have been provided under FNF's retiree medical and life insurance benefits plan (the "FNF Retiree Plan") to similarly situated retirees immediately prior to the Distribution Date.

                  (b) With respect to the former employees of any member of the FIS Group who as of the date of this Agreement are entitled to or are currently receiving retiree medical and life insurance benefits under the FNF Retiree Plan, FNF shall retain the Liability related to such individuals' retiree medical and life insurance benefits. In addition, any U.S. employees of the FIS Group who, on or prior to the Distribution Date, become entitled to retiree medical and life insurance benefits under the FNF Retiree Plan shall be eligible for retiree medical and life insurance benefits only from the FNF Retiree Plan, and FNF shall retain the Liability related to such individuals' retiree benefits. FIS U.S. Employees who retire on or after the Distribution Date shall be eligible for retiree medical and life insurance benefits only from the FIS Retiree Plan, and FIS shall have the Liability related to such individuals' retiree benefits.

                  (c) Notwithstanding the foregoing or anything herein to the contrary, neither FIS nor FNF shall be obligated to provide medical and life insurance benefits to retirees, nor shall they be restricted in any way from amending or terminating, at any time or for any reason, medical and/or life insurance benefits for retirees under the FIS Retiree Plan or the FNF Retiree Plan, respectively.

                  2.7. Health Reimbursement Plan and Dependent Care Plan.

                  (a) On or prior to the IPO Date and until the Distribution Date (or such earlier date as agreed to by the Parties), FIS shall participate in FNF's health and dependent care flexible spending account plans (the "FNF Flex Plans"), both designed to comply with
         Section 125 of the Code, for the benefit of U.S. employees of the FIS Group, and FNF shall consent thereto, in accordance with the respective terms of such plans. Immediately prior to the Distribution Date or such earlier date specified by the Parties, U.S. employees of the FIS Group shall cease to contribute to the FNF Flex Plans, in accordance with the respective terms of such plans.

                  (b) On or prior to the Distribution Date (or such earlier date as agreed to by the Parties), FIS shall adopt plans substantially identical to the FNF Flex Plans (the "FIS Flex Plans"). The FNF Flex Plans shall transfer the account balances of U.S. employees of the FIS Group to the FIS Flex Plans as soon as practicable following the date such plans are established, but not later than the Distribution Date. Following the transfer of account balances, such employees shall submit claims incurred during the calendar year in which such transfer occurs to the applicable FIS Flex Plan, and such


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         employees shall be reimbursed for those claims (if any) up to the amounts remaining in their respective plan accounts under the applicable FIS Flex Plan.

                  2.8. Other Welfare and Nonqualified Pension Plans. As of the IPO Date and continuing until the Distribution Date (or such earlier date agreed to by the Parties), FIS shall participate in FNF's (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA and including, but not limited to, the life insurance, dependent life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, business travel accident insurance, vision care, employee assistance, retiree life and medical insurance, long-term care insurance, and legal assistance plans) not already covered in Sections 2.5 and 2.7 above, and (ii) employee pension benefit plans (as defined in Section 3(2) of ERISA) that are not intended to be tax-qualified under
Section 401(a) of the Code, for the benefit of eligible employees of the FIS Group, and FNF shall consent thereto, all in accordance with the terms of those plans. Immediately prior to the Distribution Date (or such earlier date agreed to by the Parties, as described above), all U.S. employees of the FIS Group who participate in any of said other welfare plans or non-qualified plans shall cease to participate in those plans, and distribution of any benefits to which they are entitled under those non-qualified plans shall be made at the time and in the manner provided under those plans.

                  2.9. Payroll and Related Taxes. The Parties agree that FNF will continue providing payroll services after the IPO Date for all U.S. employees of the FIS Group, including furnishing one Form W-2 from Fidelity National Management Services, LLC with respect to calendar year 2004. FIS shall pay to FNF the amount determined under the Master Agreement for such post-IPO payroll services. FIS shall be responsible for all payroll and payroll related services and reporting in connection with employment for the FIS Group on and after January 1, 2005.

                                  ARTICLE III.

                            NON-U.S. EMPLOYEE MATTERS

                  3.1. Non-U.S. Transferred Employees.

                  (a) On or prior to the Distribution Date, FIS will provide offers of employment to each Non-U.S. Employee who is not already employed by the FIS Group as of the IPO Date. Such offer shall be for a position with the FIS Group with job duties substantially similar to the job duties of the position held by such Non-U.S. Employee immediately prior to the date of the employment offer. FIS agrees (i) to employ (or cause other Group Members to employ) the Non-U.S. Employees who accept offers of employment from FIS (or the applicable Group Member) or who otherwise become employees of FIS (or the applicable Group Member) by operation of law, and (ii) to provide (or cause such other Group Members or Affiliates to provide or continue to provide, as the case may be) each Non-U.S. Employee with at least substantially comparable terms and conditions of employment to those provided to such employees immediately prior to the date of the employment offer. The Parties agree to fully and timely cooperate in the transition activities and also to comply (and cause their respective


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         Group Members to comply) with all applicable provisions of the European
         Union Acquired Rights Directive or other country-specific legal standards or applicable laws.

                  (b) Notwithstanding the foregoing, and except as may be otherwise provided in the Master Agreement, agreed to in writing by the Parties or prohibited by applicable law, neither Group will employ (or engage as an independent contractor or consultant) any Non-U.S. Employee whose employment relationship with the FNF Group terminates following any refusal by such Non-U.S. Employee to accept employment with the FIS Group pursuant to this Section 3.1.

                  (c) If any FIS Group Member other than FIS hires any Non-U.S. Transferred Employee, then FIS shall cause that Group Member to honor all of the provisions of this Agreement that would have applied to FIS with respect to that Non-U.S. Transferred Employee.

                  3.2. Non-U.S. Employee Benefits. On or prior to the Distribution Date, the FIS Group shall establish (or shall cause its Group Members to establish) the FIS Non-U.S. Plans and such other employee benefit plans outside of the United States as may be required by applicable law.

                                  ARTICLE IV.

              STOCK OPTIONS AND STOCK-BASED INCENTIVE COMPENSATION

                  4.1. FNF Options.

                  (a) All options to purchase FNF common stock ("FNF Options") that are vested on the Distribution Date will remain subject to the same terms and conditions under which they were held as of the Distribution Date; provided, however, that the number of shares subject to each vested FNF Option and the per-share exercise price of the option will be adjusted to reflect the impact of the Distribution (FNF stockholder approval of amendments to certain of FNF's equity-based incentive plans will be required to provide for such adjustment to the FNF Options). FIS Employees who will not continue to be employees or directors of the FNF Group will be deemed to have terminated employment or service, as the case may be, as of the Distribution Date and their FNF Options, if not exercised, will expire in accordance with their terms upon or following such termination of employment or service.

                  (b) All unvested FNF Options held by FIS Employees on the Distribution Date will be converted into options to purchase FIS common stock ("FIS Options"). To the extent permitted by applicable law, the FIS Options will have substantially the same terms and conditions, including the same vesting provisions and exercise periods, as the unvested FNF Options had immediately prior to the Distribution Date. The conversion ratio used in determining the number of shares subject to each unvested FNF Option and the per-share exercise price of the option will be determined by dividing the closing price of FNF common stock on the Distribution Date (or if that date is not a trading day, the previous trading day) by the opening price of the FIS common


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         stock on the day after the Distribution Date (or if that date is not a trading day, on the next trading day). The number of shares that may be purchased under each converted FIS Option shall be determined by multiplying the number of shares subject to the corresponding unvested FNF Option by the conversion ratio. The per-share exercise price of each converted FIS Option shall be determined by dividing the exercise price per share of the corresponding unvested FNF Option by the conversion ratio.

                  4.2. FNF Restricted Stock. All employees of the FIS Group will continue to hold their shares of FNF restricted stock after the IPO Date on the same terms and conditions under which they were held as of the IPO Date. As of the Distribution Date, FIS Employees holding FNF restricted stock will receive FIS common stock in the Distribution in the same proportion as other FNF stockholders, with such shares of FIS common stock being subject to the same transfer restrictions and forfeiture conditions as the FNF restricted stock. In addition, the FNF restricted stock will be replaced with FIS restricted stock granted under the FIS 2004 Omnibus Incentive Plan. The replacement FIS restricted stock shall be subject to substantially the same terms and conditions as the FNF restricted stock, with equitable adjustments made to the number of shares to reflect the difference in value of FNF and FIS common stock at the time of the Distribution. FIS will grant the replacement shares of FIS restricted stock as soon as practicable following the Distribution Date, but in no event later than 60 days thereafter.

                  4.3. Employee Stock Purchase Plan. All employees of the FIS Group who, prior to the IPO Date were eligible to participate in FNF's Employee Stock Purchase Plan (the "FNF ESPP"), will continue to be eligible to participate in the FNF ESPP after the IPO Date through the Distribution Date. On or prior to the IPO Date FIS shall establish an employee stock purchase plan (the "FIS ESPP") that will provide benefits that are similar to those provided under the FNF ESPP. Employees eligible to participate in the FIS ESPP will begin participation in the FNF ESPP on the Distribution Date. If the Distribution Date occurs other than on the first day of a payroll period, FNF shall amend the FNF ESPP to provide that any amounts contributed by FIS Employees to the FNF ESPP for such payroll period shall be transferred to FIS and shall be applied to the purchase of FIS common stock under the FIS ESPP. If the Distribution Date occurs other than on the last day of a calendar quarter, FIS shall credit to the FIS ESPP account of each FIS Employee an amount equal the matching contribution the FIS Employee would have been entitled to under the FNF ESPP with respect to the calendar quarter in which the Distribution Date occurs.

                                   ARTICLE V.

                     RESPONSIBILITY FOR EMPLOYEE LIABILITIES

                  5.1. Responsibility for Employee Liabilities. Effective as of the Distribution Date (or such earlier date agreed to by the Parties), except as expressly provided otherwise herein, the FIS Group shall assume and thereafter be responsible for and pay, perform and discharge, employment, compensation and employee benefit Liabilities, responsibilities and obligations relating to services provided by employees of the FIS Group on or after the Distribution Date (or such earlier date agreed to by the Parties). FIS shall reimburse, indemnify and hold harmless FNF for any such Liabilities, responsibilities and obligations incurred by the FNF Group or its Employee Benefit Plans.


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

                                   ARTICLE VI.

                                  MISCELLANEOUS

                  6.1. Amendment or Termination of Employee Benefit Plans. Notwithstanding anything herein to the contrary, neither the FIS Group nor the FNF Group shall be restricted in any way from amending or terminating, at any time or for any reason, their respective Employee Benefit Plans, in whole or in part, or with respect to any employee or group of employees.

                  6.2. Entire Agreement. This Agreement is an integral part of, is subject to, and is to be interpreted consistently with, the Master Agreement, and the provisions of the Master Agreement that do not conflict with the provisions of this Agreement are hereby incorporated by reference; in all other respects this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof. For purposes of this Section 6.2 only, references herein to this Agreement shall include the Schedules and Exhibits to this Agreement.

                  6.3. Cooperation. FNF and FIS agree to, and to cause their Group Members to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other laws and regulations that may be applicable to the matters addressed herein, and (ii) subject to applicable law, provide each other with such information reasonably requested by the other Party to assist the other Party in administering its Employee Benefit Plans and complying with applicable law and regulations and the terms of this Agreement.

                  6.4. Third Party Beneficiaries. This Agreement shall not confer third-party beneficiary rights upon any employee of the FIS Group or FNF Group or any other person or entity. Nothing in this Agreement shall be construed as giving to any such employee or other person or entity any legal or equitable right against FNF or FIS (or their respective Group Members). This Agreement shall not constitute a contract of employment and will not give any employee or other person a right to be employed by or retained in the employ of either FNF or FIS (or their respective Group Members), unless the employee or other person would otherwise have that right under applicable law. This Agreement shall not be deemed to change that at-will status of any employee.

                  6.5. Employment Records. The Parties agree that on or within a reasonable time period after the Distribution Date, the FNF Group shall provide to the FIS Group all employment records for the employees of the FIS Group required to be kept under applicable law or necessary for the conduct of the Transferred Business, provided (a) that such records shall not include any records to the extent such a transfer would violate applicable law or cause an FNF Group Member to break any agreement with a third party, and (b) that such records are in the possession of the FNF Group. The FNF Group may make, at its expense, and keep copies of such records. After the Distribution Date, as may be necessary for any business purpose of the FNF Group or to permit the FNF Group to respond to any government inquiry or audit, defend any claim or lawsuit or administer any Employee Benefit Plan, the FIS Group will allow the FNF Group reasonable access to and, if requested, copies of any records relating to such employees.


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

The FNF Group shall be responsible for the cost associated with the production and copies of such requested documents. Employment records of employees who terminate employment with the FNF Group in the Transferred Business prior to the IPO Date shall not be transferred to FIS; provided, that the FNF Group shall provide the FIS Group with reasonable access to such records of such employees, and if requested, copies of such records, as may be necessary to permit the FIS Group to respond to any government inquiry or audit, defend any claim or lawsuit related to any Employee Benefit Plan, or for any business purpose of the FIS Group. The FIS Group shall be responsible for the cost associated with the production and copies of such requested documents. Each Party acknowledges (for itself and its respective Group Members) that the other Party and their respective Group Members are under no obligation to retain the above-described records for a period of time that exceeds such other Party's internal document retention policy, or applicable law, whichever is greater.

                  6.6. Breaches, Indemnification and Termination. Except as set forth in Sections 5.1 and 6.5 above, the sole and exclusive remedy for any breach of a covenant or agreement set forth herein shall be as set forth in the Master Agreement. This Agreement shall terminate upon termination of the Master Agreement.

                  IN WITNESS WHEREOF, the Parties as of the date set forth above have executed this Employee Matters Agreement.

                                         FIDELITY NATIONAL FINANCIAL, INC.



                                         By:
                                             -----------------------------------
                                             Title:


                                         FIDELITY NATIONAL INFORMATION
                                         SERVICES, INC.



                                         By:
                                             -----------------------------------
                                             Title:


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